Exhibit 99.1

ROBBINS GELLER RUDMAN

    & DOWD LLP

TRAVIS E. DOWNS III (148274)

JEFFREY D. LIGHT (159515)

JOHN J. RICE (140865)

BENNY C. GOODMAN III (211302)

LAURIE L. LARGENT (153493)

CHRISTOPHER D. STEWART (270448)

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

GEORGE C. AGUILAR (126535)

JAY N. RAZZOUK (2585111)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: 619/525-3990

619/525-3991 (fax)

Co-Lead Counsel for Plaintiffs

[Additional counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

LOUIS LOIZIDES, Derivatively on Behalf of MAXWELL TECHNOLOGIES, INC.,	) ) )	Lead Case No. 37-2010-00097953-CU-BT-CTL
Plaintiff,	) )	(Consolidated with Case No. 37-2010-00099308-CU-BT-CTL)
vs.	) ) )	Assigned to: Judge Randa Trapp
DAVID J. SCHRAMM, et al.,	) )	STIPULATION OF SETTLEMENT
Defendants,	) ) )	DEPT: C-70 DATE ACTION FILED: August 13, 2010
– and –	) )
MAXWELL TECHNOLOGIES, INC., a Delaware corporation,	) ) )
Nominal Defendant.	) )

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated February 9, 2012 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in 1.17 hereof), each by and through their respective counsel: (i) Plaintiffs Louis Loizides and Washtenaw County Employees’ Retirement System (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of Maxwell Technologies, Inc. (“Maxwell” or the “Company”)); (ii) the Individual Defendants (defined below in 1.7); and (iii) nominal party Maxwell. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in 1.15), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND PROCEDURAL OVERVIEW

A.	Initiation of the Action

On August 13, 2010 and August 30, 2010, respectively, Plaintiffs Louis Loizides and Washtenaw County Employees’ Retirement System filed shareholder derivative complaints in the California Superior Court for the County of San Diego: Louis Loizides v. Schramm, et al., Case No. 37-2010-00097953-CU-BT-CTL (the “Loizides Action”) and Washtenaw County Employees’ Retirement System v. Guyett, et al., Case No. 37-2010-00099308-CU-BT-CTL (the “Washtenaw County Action”).

On October 21, 2010, the Court consolidated the Loizides and Washtenaw County Actions, and designated Louis Loizides v. Schramm, et al., Case No. 37-2010-00097953-CU-BT-CTL, as the lead case (the “Action”).

On March 24, 2011, Lead Counsel filed Plaintiffs’ Consolidated Shareholders Derivative Complaint for Breach of Fiduciary Duty of Loyalty and Unjust Enrichment (“Consolidated Complaint”). The Consolidated Complaint asserts claims on behalf of Maxwell against its Board of Directors (“Board”) and certain top executives arising from and related to Maxwell’s alleged violations of the Foreign Corrupt Practices Act (“FCPA”) and the Individual Defendants’ (as defined in 1.7) alleged failure to cause Maxwell to implement internal controls and systems for compliance with the FCPA. The FCPA requires certain publicly-traded companies like Maxwell to, among other things, implement internal controls and systems designed to detect, deter, and prevent the payment of bribes, kickbacks, and other improper payments to foreign officials to get or retain business. The Consolidated Complaint alleges that the Individual Defendants, by reason of their failure to implement and maintain

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internal controls and systems at Maxwell to assure compliance with the FCPA, breached their fiduciary duties of loyalty and may be held liable for damages.

On May 6, 2011, Maxwell filed a demurrer to the Consolidated Complaint on the grounds that, under the law of Delaware, Plaintiffs lacked standing to sue because, among other things, they had not adequately alleged that a pre-suit demand on the Board was excused as futile. Maxwell argued that the Consolidated Complaint failed to demonstrate that a majority of the Board faced a substantial likelihood of liability for breach of fiduciary duties under the Delaware Supreme Court’s decision in Stone v. Ritter, 911 A.2d 362 (Del. 2006) (“AmSouth”).

On May 9, 2011, the Individual Defendants also filed a demurrer to the Consolidated Complaint on the grounds that it failed to state any actionable claim for relief for breach of loyalty based on the Individual Defendants’ alleged failure to implement internal controls for compliance with the FCPA. The Individual Defendants also argued that the Consolidated Complaint’s claim for unjust enrichment against the Individual Defendants also failed.

On June 23, 2011, Plaintiffs filed an omnibus opposition to Maxwell and the Individual Defendants’ demurrers. In their opposition, Plaintiffs argued that the particularized factual allegations contained in the Consolidated Complaint stated an actionable claim for breach of fiduciary duty of loyalty against each of the Individual Defendants for failing to cause Maxwell to implement internal controls and systems for compliance with the FCPA. Plaintiffs also argued that, because a majority of the Board faced a substantial likelihood of liability for breach of loyalty, a pre-suit demand upon the Board would have been futile, and therefore, demand was excused as a matter of law. Plaintiffs further argued that the Consolidated Complaint stated an actionable claim for unjust enrichment against each of the Individual Defendants.

On July 22, 2011 and July 25, 2011, respectively, Maxwell and the Individual Defendants filed Replies to Plaintiffs’ opposition.

Thereafter, on August 12, 2011, the Court, the Honorable Randa Trapp presiding, conducted a hearing on Maxwell and the Individual Defendants’ demurrers to the Consolidated Complaint. Following the hearing, and after carefully considering the parties’ respective written submissions and

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oral argument, the Court issued an order overruling in part and sustaining in part the demurrers. The Court further granted Plaintiffs leave to file an amended complaint.

On August 25, 2011, the parties submitted a stipulation to the Court requesting an extension of time for Plaintiffs to file an amended complaint to September 9, 2011. On October 12, 2011, the parties, through a submitted stipulation, informed the Court of their intent to explore settlement via private mediation, and requested that the Action be suspended pending the outcome of mediation. On October 28, 2011, the Court entered an order granting the parties’ stipulation. On December 23, 2011, the parties filed a Joint Status Report, informing the Court that the parties’ mediation efforts had resulted in a settlement agreement and requesting a continuation of the suspension while the parties prepared the settlement papers.

B.	The Settlement Negotiations

On October 28, 2011, the Settling Parties agreed to suspend the litigation of the Action until December 23, 2011, to enable them to explore mediation and possible resolution of the Action. Towards that end, the Settling Parties scheduled an all-day mediation on December 15, 2011 with the Honorable Howard B. Wiener (Ret.), former Justice of the California Court of Appeal. Justice Wiener is an experienced mediator with extensive experience in handling complex representative actions, including shareholder derivative actions.

Prior to the mediation, the Settling Parties engaged in extensive negotiations regarding a potential settlement of the Action. These negotiations included, among other things, lengthy discussions concerning the findings of the internal investigation into Maxwell’s alleged violations of the FCPA, as well as a number of valuable corporate governance reforms designed to improve Maxwell’s internal controls for compliance with the FCPA. In addition, before the mediation, the Settling Parties also engaged in extensive briefing regarding the merits of their respective claims and defenses for Justice Wiener, as well as a pre-mediation information exchange.

On December 15, 2011, the Settling Parties participated in an all-day mediation with Justice Wiener in San Diego, California. The settlement negotiations were hard-fought and, at times contentious. But ultimately, the Settling Parties, with the substantial assistance of Justice Wiener, reached an agreement-in-principle to resolve the Action.

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As a result of the Action and the settlement, reflected in this Stipulation (the “Settlement”), Maxwell will institute significant corporate governance reforms designed to enhance and improve its internal controls and systems to assure compliance with the FCPA and similar anti-corruption laws applicable to its domestic and international operations. The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth in the Settlement is fair, reasonable, adequate, and in the best interest of Maxwell and its shareholders.

The Board of Directors of Maxwell, in its business judgment, has approved the Settlement and each of its terms as fair, just and adequate, and in the best interest of Maxwell and its shareholders.

II.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and their counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiffs and their counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Maxwell and its shareholders. Based on their evaluation, Plaintiffs, their counsel and nominal party Maxwell have determined that the Settlement set forth in this Stipulation is in the best interests of Maxwell and its shareholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Maxwell has denied and continues to deny that Plaintiffs were excused from making a pre-suit demand upon the Board. The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Maxwell and its shareholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with

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prejudice. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs, Maxwell or its shareholders have suffered damage, or that Plaintiffs, Maxwell or its shareholders were harmed by the conduct alleged in the Action. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

IV.	TERMS OF STIPULATION AND SETTLEMENT AGREEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of Maxwell), Maxwell, and the Individual Defendants, by and through their respective counsel or attorneys of record as follows:

1.	Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1 “Action” means collectively the consolidated action pending in the Superior Court of California for the County of San Diego entitled Louis Loizides v. Schramm, et al., Lead Case No. 37-2010-00097953-CU-BT-CTL (Consolidated with Case No. 37-2010-00099308-CU-BT-CTL pending in the Superior Court of California for the County of San Diego).

1.2 “Complaints” means the shareholder derivative complaints filed in the Action.

1.3 “Court” means the Superior Court of California for the County of San Diego.

1.4 “Defendants” means nominal party Maxwell and the Individual Defendants.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in 6.1 of this Stipulation have been met and have occurred.

1.6 “Final” means when the last of the following with respect to the Judgment (as defined below in 1.8) shall have occurred: (i) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the court of appeal has either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

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1.7 “Individual Defendants” means Mark Rossi, Jean Lavigne, Robert Guyett, José L. Cortes, Edward Caudill, Burkhard Goeschel, David J. Schramm, Roger Howsmon, Yon Yoon Jorden, George Kreigler III, Sacha Jenny, Richard D. Balanson, Tim T. Hart, and Thomas Ringer.

1.8 “Judgment” means the Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.9 “Lead Counsel” means Robbins Geller Rudman & Dowd LLP and Robbins Umeda LLP and their respective successor(s).

1.10 “Maxwell” means Maxwell Technologies, Inc. and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.

1.11 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12 “Plaintiffs” mean Louis Loizides and Washtenaw County Employees’ Retirement System, and (as applicable) their respective parents, subsidiaries, affiliates, directors, officers, agents, employees, representatives, insurers, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

1.13 “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any Plaintiffs in connection with the Action.

1.14 “Related Persons” means (i) each Individual Defendant’s respective spouse, marital communities, heirs, successors, executors, estates, or administrators; any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest; any members of an Individual Defendant’s immediate family; or any trust of which any Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family, (ii) each of the Individual Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action, and (iii) all past and present directors, officers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees,

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affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, insurers, and attorneys for Maxwell, its counsel, or any entity in which Maxwell has a controlling interest.

1.15 “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined below in 1.18), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by Plaintiffs, by any shareholder on behalf of Maxwell, or by Maxwell, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Action, or that arise from or relate to the matters or occurrences that were alleged in the Action, or that could have been asserted with respect to the matters or occurrences that were alleged in the Action, for conduct through and including the date on which this Stipulation is fully executed by all signatories, including, but not limited to, any claims by Plaintiffs, Maxwell shareholders or Maxwell related to the payment of salary, or any other compensation or benefits to any Released Person, agreements concerning the separation, transition or termination of employment of any Released Person, or public disclosures relating to Maxwell’s compliance with the FCPA however described; provided, however, “Released Claims” shall not include the matters set forth in 4.4 of the Stipulation.

1.16 “Released Persons” means each and all of the Defendants and their Related Persons.

1.17 “Settling Parties” means, collectively, each of the Individual Defendants, Plaintiffs (on behalf of themselves and derivatively on behalf of Maxwell), and Maxwell and its shareholders.

1.18 “Unknown Claims” means any of the Released Claims which any Plaintiffs, Maxwell, or Maxwell shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties

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stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, and Maxwell shall expressly waive and each of the Maxwell shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs, Individual Defendants, and Maxwell shall expressly waive, and each of the Maxwell shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Individual Defendants, Maxwell, and Maxwell shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Individual Defendant, and Maxwell shall expressly settle and release, and each Maxwell shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Maxwell shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.	Corporate Governance Measures

2.1 In connection with the settlement of the Action, Maxwell has agreed to continue FCPA compliance measures previously implemented, and has agreed to adopt additional measures under this

STIPULATION OF SETTLEMENT

Stipulation. For the additional measures, within thirty (30) calendar days after the entry of an Order granting final approval of the Settlement, Maxwell shall implement and maintain for a period of not less than four (4) years the Corporate Governance Measures detailed below. Maxwell acknowledges that Plaintiffs were a substantial and material factor in adoption of the Corporate Governance Measures set forth herein. These provisions will expire earlier if the Company’s stock is no longer publicly traded.

1.	FCPA Compliance

(a)	The Board shall adopt a FCPA Compliance Program designed to prevent and detect violations of the FCPA and other applicable anti-corruption laws throughout Maxwell’s global operations. The compliance program shall include the following:

(i)	Improved “tone at the top” – strong, explicit and visible support and commitment from senior management and the Board to the Company’s internal controls, ethics and compliance programs;

(ii)	Clear corporate policy prohibiting bribery and subcontracting kickbacks whereby individuals are accountable, with no materiality or de minimis exceptions; and

(iii)	Provide for the FCPA Compliance Program to be applicable to all directors, officers and employees concerning:

1)	Gifts;

2)	Hospitality, entertainment and expenses;

3)	Customer travel;

4)	Political contributions;

5)	Charitable donations and sponsorships;

6)	Facilitation payments; and

7)	Solicitation and extortion.

(b)	Use of monitoring, prevention and detection in the program, including:

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(i)	Properly documented risk-based due diligence pertaining to hiring of agents and employees responsible for generating or maintaining business in foreign countries;

(ii)	Informing business partners of Maxwell’s commitment to legal compliance and anti-corruption, and of the Company’s FCPA Compliance Program (including monitoring and detection), and seeking reciprocal agreements; and

(iii)	Appropriate and documented due diligence of agents and intermediaries, including prohibition against local government officials recommending, suggesting or identifying agents, vendors, subcontractors and joint venture partners.

(c)	Measures to provide guidance and advice to directors, officers, employees and (where appropriate) business partners on compliance with Maxwell’s FCPA Compliance Program.

(d)	Whistleblower provisions to provide for confidential reporting by, protection of directors, officers, employees, agents, business partners, vendors, subcontractors and/or consultants.

(e)	Mandate employee training and cooperation, including comprehensive explanation of whistleblower provisions.

2.	Internal Controls and Compliance Functions

(a)	The Board shall delegate to the Audit Committee certain internal control and compliance functions.

(i)	The Audit Committee shall have the authority and responsibility acting by majority vote to take all appropriate action, including notifying the Securities and Exchange Commission (“SEC”) if Maxwell fails in any material respect to implement an appropriate response that the Committee has recommended that the Company take; and

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(ii)	The Audit Committee shall have the authority to retain an independent law firm, as well as any independent analytic resources deemed beneficial to the Committee.

(b)	The Board shall establish a new FCPA and Anti-Corruption Compliance department, provided with authority and resources required to assess global operations, to be led by a Chief Compliance Officer. The FCPA and Anti-Corruption Compliance Department and Chief Compliance Officer shall be responsible for overseeing and managing compliance issues within the organization, including:

(i)	Developing and maintaining a rigorous ethics and compliance program applicable to all directors, officers and employees, designed to prevent and detect violations of the FCPA and other applicable anti-corruption laws throughout Maxwell’s global operations;

(ii)	Presenting at the end of each quarter to the Audit Committee a report outlining any irregular payment or credits to the accounts of customers or distributors, and any other internal audit findings, including control weaknesses, related risk exposures, and Maxwell’s progress on remedial actions;

(iii)	Coordinating internal director education seminars to review its anti-corruption compliance standards, procedures and enforcement activities, including related controls, no less than annually and updates or changes to FCPA and other applicable anti-corruption laws;

(iv)	Informing business partners of Maxwell’s commitment to legal compliance and anti-corruption, and of the Company’s ethics and compliance programs (including monitoring and detection), and seeking reciprocal agreements; and

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(v)	Reviewing risks related to FCPA violations, including risks associated with cost-plus contracts, risks associated with sub-contracting kickbacks, and risks associated with doing business abroad.

3.	Testing of Audit and Control Functions

(a)	The Board shall test and strengthen Maxwell’s audit and control function to ensure compliance with laws and regulations by taking the following actions:

(i)	Identify necessary resources needed to effectively manage internal knowledge of existing laws and regulations;

(ii)	Assess risks of non-compliance with laws and regulations, incorporating such risk assessments into audit procedures;

(iii)	Establish measures to prevent and detect bribery and subcontracting kickbacks, including audit techniques to identify high expenditures, low expenditures to the same person or entity that aggregate to a high expenditure, significant cash-only transactions, and undocumented expenditures;

(iv)	Properly document risk-based due diligence pertaining to hiring of agents and employees responsible for generating or maintaining business in foreign countries;

(v)	Coordinate with Chief Compliance Officer to ensure implementation and proper functioning of policies and procedures across global operations; and

(vi)	The Chief Compliance Officer shall have authority, in consultation with the Audit Committee, to retain outside consultants to assist in such functions as necessary.

4.	Executive Compensation Policies

(a)	The Board should implement a strict policy regarding the sale of Maxwell stock by insiders, to eliminate the possibility of future management abuse in this area.

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(b)	The Board shall require the public disclosure of all sales or purchases of Maxwell’s stock by any corporate executive officers or directors within two days of such purchase or sale.

(i)	Using Company stock or options to secure any loan to an executive officer or director shall be considered a “sale” and so disclosed; and

(ii)	This policy shall include a complete prohibition on forward sales, prepaid variable forward contracts, and any similar hedging arrangements.

(c)	The Board shall establish a policy whereby no corporate officer or director shall sell short Maxwell’s stock or engage in any other transaction (including but not limited to puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s stock) in which the officer or director benefits financially from a decrease in the company’s stock price.

5.	Director Independence Standards

(a)	All directors on the Board, except for the CEO, shall satisfy the applicable legal standards for director independence.

(b)	A majority of the directors on the board will be independent as defined by NASDAQ Rule 5605(a)(2). The Audit, Compensation, and Nominating committees will be comprised entirely of independent directors.

(c)	Each independent director shall:

(i)	Have no personal service contracts with Maxwell or any member of senior management.

(ii)	Not have any significant, extended, or material personal relationship with other members of management or their immediate family members.

(iii)	Not be affiliated with a not-for-profit entity that receives significant contributions from Maxwell.

(iv)	Not be employed by a public company at which an executive officer of Maxwell serves as a director.

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6.	Acquisitions

(a)	Maxwell will ensure that new business entities are only acquired after thorough FCPA and anticorruption due diligence by legal, accounting, and compliance personnel. Where such due diligence is not practicable prior to the acquisition of a new business for reasons beyond Maxwell’s control, or due to any applicable law, rule, or regulation, Maxwell will conduct the above-described FCPA and anticorruption due diligence as promptly as practical subsequent to the acquisition and report to the Chief Compliance Officer any corrupt payments, falsified books and records, or inadequate internal controls.

(b)	Maxwell will ensure that Company’s anticorruption policies and procedures apply as quickly as is practicable, but in any event no less than one year post-closing, to newly-acquired businesses, and shall:

(i)	Train directors, officers, employees, agents, consultants, representatives, distributors, joint venture partners, and relevant employees thereof, who present corruption risk to Maxwell on the anticorruption laws and regulations and Maxwell’s related policies and procedures; and

(ii)	Conduct an FCPA-specific audit of all newly-acquired businesses upon 18 months of acquisition.

3.	Procedure for Implementing the Settlement

3.1 Promptly after execution of this Stipulation, Plaintiffs shall submit the Stipulation and its Exhibits to the Court and shall apply for an order substantially in the form of Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the dissemination of the Notice of Settlement (“Notice”) substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the Settlement set forth in this Stipulation, including the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing (as defined below). Within five (5) business days of the issuance of the Preliminary Approval Order, Maxwell shall cause the Stipulation and Notice to be filed with the SEC via a Form 8-K, shall publish the Summary Notice of Proposed Settlement substantially in

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the form of Exhibit A-2 hereto, for one day in Investor’s Business Daily, and shall post the Stipulation and Notice on Maxwell’s website such that visitors to the “Investors” section of the website will readily find a hyperlink to the Notice. All costs in providing notice will be paid by Maxwell.

3.2 Plaintiffs will request that after the notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Action as set forth herein, including payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount negotiated by Lead Counsel and Maxwell, with the assistance of the Honorable Howard B. Wiener (Ret.), following negotiation of the Corporate Governance Measures, and enter the Judgment.

4.	Releases

4.1 Upon the Effective Date (as defined in 1.5), Maxwell, Plaintiffs (acting on their own behalf and derivatively on behalf of Maxwell), and each of Maxwell’s shareholders (solely in their capacity as Maxwell shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.2 Upon the Effective Date (as defined in 1.5), Maxwell, Plaintiffs (acting on their own behalf and derivatively on behalf of Maxwell), and each of Maxwell’s shareholders (solely in their capacity as Maxwell shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Action, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.3 Except as set forth in 4.4 below, upon the Effective Date (as defined in 1.5), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Maxwell, and all of the Maxwell shareholders (solely in their capacity as Maxwell

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shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.4 Nothing in this Stipulation and specifically nothing in 4.3 above constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Individual Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation and specifically nothing in 4.3 above constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification; or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law. Nothing in this Stipulation and specifically nothing in 4.3 above constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants arising out of, relating to, or in connection with salary, stock options, bonuses or other employee, officer or director compensation or benefits including, without limitation, rights or claims relating to agreements concerning the separation, transition or termination of employment of any Individual Defendant.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 Lead Counsel and Maxwell, with the assistance of Justice Wiener, negotiated the attorneys’ fees and expenses that Maxwell would pay to Plaintiffs’ Counsel. As a result of these negotiations, and in light of the substantial benefits conferred upon Maxwell by Plaintiffs’ Counsel’s efforts, Maxwell has agreed to pay or cause to be paid $3,000,000 for Plaintiffs’ Counsel’s attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

5.2 Within ten (10) business days of issuance of an Order by the Court finally approving the Settlement, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, Maxwell shall pay the Fee and Expense Amount to Robbins Geller Rudman & Dowd LLP as receiving agent for all Plaintiffs’ Counsel, subject to Plaintiffs’ Counsel’s several

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obligation to make appropriate refunds or repayment of the principal amount received and any accrued interest thereon less taxes within ten (10) business days if and when, as a result of any further Order of the Court, appeal, further proceedings or remand, or successful collateral attack, the Settlement is not approved or is overturned on appeal. The Fee and Expense Amount shall constitute full, complete, and exclusive compensation for all of Plaintiffs’ Counsel’s efforts, fees, services, and expenses.

5.3 Defendants and their respective Related Persons shall have no responsibility for, and no liability whatsoever with respect to, the fee allocation among Plaintiffs’ Counsel, and any other Person who may assert a claim hereto, of any portion of the Fee and Expense Amount.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

(a)	Approval of the Settlement, including the Corporate Governance Measures and the Fee and Expense Amount, by the Board;

(b)	Entry by the Court of the Judgment and an order approving the Settlement;

(c)	Payment by the Company of the Fee and Expense Amount as approved by the Court; and

(d)	the Judgment has become Final.

6.2 If any of the conditions specified in 6.1 are not met, then the Stipulation shall be canceled and terminated subject to 6.3, unless the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, the Fee and Expense Amount payments to Plaintiffs’ Counsel and any and all interest accrued thereon since payment, shall be returned to Maxwell within five (5) business days of said event. The return obligation set forth in this paragraph is the several obligation of all Plaintiffs’ Counsel who have received a payment in the Action.

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7.	Miscellaneous Provisions

7.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation and Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the Settlement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the Settlement.

7.2 Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and the Defendants with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7, and all other similar laws.

7.4 Neither the Stipulation (including any Exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may

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file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

7.5 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.7 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

7.8 Lead Counsel are expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of Plaintiffs.

7.9 Each counsel or other Person executing the Stipulation or the Exhibits attached hereto on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.10 The Stipulation may be executed in one or more counterparts. A faxed signature or electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.11 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

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7.13 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that state’s choice-of-law principles.

7.14 The Settling Parties hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of the Released Claims.

7.15 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.16 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated February 9, 2012.

ROBBINS GELLER RUDMAN & DOWD LLP TRAVIS E. DOWNS III JEFFREY D. LIGHT JOHN J. RICE BENNY C. GOODMAN III LAURIE L. LARGENT CHRISTOPHER D. STEWART

/s/ Jeffrey D. Light
JEFFREY D. LIGHT

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

ROBBINS UMEDA LLP BRIAN J. ROBBINS GEORGE C. AGUILAR JAY N. RAZZOUK 600 B Street, Suite 1900
San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

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Co-Lead Counsel for Plaintiffs

VANOVERBEKE MICHAUD & TIMMONY, P.C. MICHAEL J. VANOVERBEKE THOMAS C. MICHAUD 79 Alfred Street Detroit, MI 48201 Telephone: 313/578-1200 313/578-1201 (fax)

KENDALL LAW GROUP, LLP JOE KENDALL DANIEL HILL 3232 McKinney Avenue, Suite 700 Dallas, TX 75204 Telephone: 214/744-3000 214/744-3015 (fax)

Additional Counsel for Plaintiff

WILSON SONSINI GOODRICH & ROSATI JEROME F. BIRN, JR. CAZ HASHEMI BRIAN DANITZ

/s/ Caz Hashemi
CAZ HASHEMI

650 Page Mill Road Palo Alto, CA 94304-1050 Telephone: 650/493-9300 650/565-5100 (fax)

Attorneys for Nominal Defendant, Maxwell Technologies, Inc.

IRELL & MANELLA LLP DAVID SIEGEL DANIEL P. LEFLER CHRISTOPHER COWAN

/s/ Daniel P. Lefler
DANIEL P. LEFLER

1800 Avenue of the Starts. Suite 900 Los Angeles, CA 90067-4276 Telephone: 310/277-1010 310/203-7199 (fax)

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Attorneys for Defendants, David J. Schramm, Robert

Guyett, Mark Rossi, Jean Lavigne, José L. Cortes,

Burkhard Goeschel, Roger Howsmon, Yon Yoon Jorden,

Tim T. Hart, Edward Caudill, Thomas Ringer, George

Kreigler III and Sacha Jenny

SELTZER CAPLAN MCMAHON VITEK A LAW CORPORATION GREGORY A. VEGA DAVID M. GREELEY ROBIN M. TRAYLOR JOSEPH M. MCMULLEN

/s/ Gregory A. Vega
GREGORY A. VEGA

750 B Street, 2100 Symphony Towers San Diego CA 92101 Telephone: 619/685-3003 619/685-3100 (fax)

Attorneys for Defendant, Richard D. Balanson

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DECLARATION OF SERVICE BY UPS DELIVERY

I, the undersigned, declare:

1. That declarant is and was, at all times herein mentioned, a citizen of the United States and a resident of the County of San Diego, over the age of 18 years, and not a party to or interested party in the within action; that declarant’s business address is 655 West Broadway, Suite 1900, San Diego, California 92101.

2. That on February 9, 2012, declarant served by UPS, next day delivery, the STIPULATION OF SETTLEMENT to the parties listed on the attached Service List.

I declare under penalty of perjury that the foregoing is true and correct. Executed on February 9, 2012, at San Diego, California.

/s/ Yvette D. Gray
YVETTE D. GRAY

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